EXHIBIT 10.8

IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT

Date:  July 15, 2010

To the transfer agent of Aethlon Medical, Inc.

Re:	Instruction to Transfer Shares

Ladies and Gentlemen:

Reference is made to that certain Secured Convertible Promissory Note dated as of July 15, 2010 (the “Note”), made by Aethlon Medical, Inc., a Nevada corporation (the “Company”), pursuant to which the Company agreed to pay to Tonaquint, Inc, a Utah corporation, its successors and/or assigns (the “Holder”), the sum of $890,000.00.  The Note was issued pursuant to that certain Note and Warrant Purchase Agreement dated as of the date of the Note by and between the Company and the Holder (the “Purchase Agreement”).  Pursuant to the terms of the Note, at the option of the Holder, the Note may be converted into shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) (the shares of Common Stock issuable upon conversion, the “Conversion Shares”).

Reference is also made to that certain Warrant to Purchase Shares of Common Stock dated as of the date of the Note (the “Warrant”), issued by the Company, pursuant to which the Holder may purchase shares of Common Stock.  All shares of Common Stock that may be purchased under the Warrant shall be referred to herein as the “Warrant Shares.”  The Conversion Shares, together with the Warrant Shares are hereinafter referred to as the “Shares.”

This irrevocable letter of instructions shall serve as the authorization and direction of the Company to Computer Share or its successors as transfer agent to the Company, (“you” or “your” or the “Transfer Agent”) to issue shares of Common Stock to the Holder, upon the order of the Holder, (i) upon conversion of the Note, (ii) upon exercise of the Warrant, as follows:

1.   You shall issue the Conversion Shares free of any restrictive legend to or at the direction of the Company upon conversion of all or a portion of the Note, upon delivery to you of (a) a properly completed and duly executed Notice of Conversion (the “Notice of Conversion”) in the form attached hereto as Exhibit A, and (b) a legal opinion as to the free transferability of the Shares from counsel, dated within 90 days from the date of conversion, to either the Holder or the Company; provided, however, that in the event the legal opinion is not provided as described above, you will issue the Conversion Shares subject to a restrictive legend.

2.   You shall issue the Warrant Shares to or at the direction of the Company upon exercise of all or a portion of the Warrant, upon delivery to you of (a) a properly completed and duly executed Notice of Exercise (the “Notice of Exercise”) in the form attached hereto as Exhibit B, and (b) a legal opinion as to the free transferability of the Shares from counsel (either to the Company or to the Holder) dated within 90 days from the exercise date, to either the Holder or the Company; provided, however, that in the event the legal opinion is not provided as described above, you will issue the Warrant Shares subject to a restrictive legend.

3.   In the case of a request for shares of Common Stock pursuant to Paragraphs 1 or 2 above, you shall, within five (5) Trading Days (as defined below) thereafter, (a) if you are eligible to participate in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of the Common Stock to the Holder’s or its designees’ balance account with DTC through the Deposit Withdrawal at Custodian (“DWAC”) system, provided the Holder causes its bank or broker to initiate the DWAC transaction, or (b) if you are not eligible to participate in the DWAC system, issue and deliver to the Holder, via a common carrier for overnight delivery, to the address as specified in the Notice of Conversion or the Notice of Exercise, as the case may be, a certificate or certificates, registered in the name of the Holder or its designees, for such number of shares of Common Stock as may be requested by the Holder to be transferred as set forth in the Notice of Conversion or Notice of Exercise, as applicable, up to the number of Shares evidenced by the certificates.  For purposes hereof, “Trading Day” shall mean any day on which the New York Stock Exchange is open for customary trading.  The Company and Holder understand that the Transfer Agent shall not be required to perform any issuances or transfers or Shares if (i) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations, or (ii) the issuances or transfer of Shares are prohibited or stopped as required or directed by a court order.

4.   You understand that a delay in the crediting of Shares or the delivery of certificates hereunder, as the case may be, could result in economic loss to the Holder and that time is of the essence in your processing of a Notice of Conversion or Notice of Exercise.

5.   To the extent the applicable Shares being issued will be certificated:

(a)
the certificates representing the Conversion Shares to be issued pursuant to Paragraph 1 above, if the date on which the Notice of Conversion is submitted to you is (i) more than twelve (12) months following the date of issuance of the Note, or (ii) more than six (6) months following the date of issuance of the Note and the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and

(b)
the certificates representing the Warrant Shares to be issued pursuant to Paragraph 2 above, if the date on which the Notice of Exercise is submitted to you is (i) more than twelve (12) months following the date of issuance of the applicable Warrant, or (ii) more than six (6) months following the date of issuance of the applicable Warrant and the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall (i) be in the name of the Holder, and (ii) not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions, and shall otherwise be freely transferable on the books and records of the Company, pursuant to the opinion of counsel to the Company or the Holder.  You will accept such opinion of counsel provided that it opines that the certificates may be issued without restrictive legend in accordance with the applicable securities laws of the United States.  The Company and the Holder understand that the Transfer Agent shall not be required to perform any issuances or transfers of Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations, or (b) the issuances or transfer of Shares are prohibited or stopped as required or directed by a court order.

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6.   You shall rely exclusively on the Notice of Conversion or Notice of Exercise, as applicable, and shall have no liability for relying on such instructions.  Any Notice of Conversion or Notice of Exercise delivered hereunder shall constitute an irrevocable instruction to you to process such notice or notices in accordance with the terms thereof. Such notice or notices may be transmitted to you by fax or any commercially reasonable method.

7.   The Company hereby confirms to you and to the Holder that, assuming the Holder’s actions and requests are compliant with the transaction documents between the Holder and the Company, and the Holder’s actions and requests are not in violation of, or will not cause a violation of, any State or Federal securities laws or regulations, no instruction other than as contemplated herein will be given to you by the Company with respect to the matters referenced herein.  The Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of the Company or any other person purporting to represent the Company unless such contrary instruction sets forth, in reasonable detail, why the Holder’s actions and requests are not compliant with the transaction documents between the Holder and the Company, or why, in the Company’s reasonable belief, the Holder’s actions and requests are in violation of, or will result in a violation of, any State or Federal securities laws or regulations.

8.   The Company hereby agrees to notify the Holder in the event of any replacement of Computer Share as the Transfer Agent.

9.    The Company acknowledges that the Holder is relying on the representations and covenants made by the Company in this irrevocable letter of instructions and that the representations and covenants contained in this letter constitute a material inducement to the Holder to make the loan evidenced by the Note.  The Company further acknowledges that without such representations and covenants of the Company made in this letter, the Holder would not have made the loan to the Company evidenced by the Note.

10.          The parties hereto specifically acknowledge and agree that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Holder will be irreparably damaged, and that damages at law would be an inadequate remedy if this irrevocable letter of instructions were not specifically enforced.  Therefore, in the event of a breach or threatened breach by the Company, the Holder shall be entitled, in addition to all other rights or remedies, to seek an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security for the protection of the Company, and/or to a decree for a specific performance of the provisions of this letter.

11.          By signing below, each individual executing this letter on behalf of an entity represents and warrants that he or she has authority to so execute this letter on behalf of such entity and thereby bind such entity to the terms and conditions hereof.

[SIGNATURE PAGE FOLLOWS]

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Very truly yours,

AETHLON MEDICAL, INC.

By: /s/ James Joyce
James Joyce, Chief Executive Officer

Attachments:

Exhibit A – Form of Notice of Conversion
Exhibit B – Form of Notice of Exercise

Signature Page to Irrevocable Instructions to Transfer Agent Letter

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EXHIBIT A

FORM OF NOTICE OF CONVERSION

A-1

EXHIBIT B

FORM OF NOTICE OF EXERCISE

B-1